Exhibit 99.1

For immediate release

For further information contact:

Douglas Dynamics, Inc.

Bob McCormick

414-362-3868

investorrelations@douglasdynamics.com

DOUGLAS DYNAMICS ANNOUNCES SECOND QUARTER

2012 RESULTS

Solid Pre-Season Sales Period Despite Record-Low Snowfall

Second Quarter Highlights:

•                  Q2 2012 Net Sales of $65.5 million

•                  Earnings per diluted share of $0.40

•                  Q2 Adjusted EBITDA of $19.6 million

•                  Declared $0.205 per share cash dividend paid on June 29, 2012

•                  Company narrows 2012 guidance ranges

August 6, 2012 — Milwaukee, Wisconsin — Douglas Dynamics, Inc. (NYSE: PLOW), the North American leader in the design, manufacture and sale of snow and ice control equipment for light trucks, today announced financial results for the second quarter ended June 30, 2012.

Second Quarter Results

Douglas Dynamics’ pre-season sales incentive period is comprised of the second and third quarters combined. To encourage distributors to receive shipments prior to the peak fourth quarter retail selling season, the Company offers promotional financial and freight terms to distributors that place orders during the second quarter. Based on trends over the past several years, the Company believes the 2012 pre-season order period will be more heavily weighted towards the second quarter than the third quarter.

Net sales were $65.5 million in the second quarter of 2012, compared to second quarter 2011 net sales of $71.6 million, a decrease of 8.5%. The Company attributes the decrease in sales to the historic below average snowfall across most of the Company’s core markets, which means equipment was not heavily used during the 2011/2012 snow season.  As a result, equipment was not replaced as often or repairs were delayed.

Net income was $9.0 million, or $0.40 per diluted share based on weighted average shares of 22.0 million shares, in the second quarter of 2012 compared to net income of $9.7 million, or $0.44 per diluted share based on weighted average shares of 21.8 million shares, in the second quarter of 2011. The effective tax rate for the second quarter of 2012 was 34.6%. The estimated effective tax rate for full year 2012 is expected to be 37.0%.

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PRIVILEGED AND CONFIDENTIAL

The Company reported Adjusted EBITDA of $19.6 million in the second quarter of 2012 compared to Adjusted EBITDA of $21.9 million in the second quarter of 2011.

James L. Janik, President and Chief Executive Officer of the Company, commented, “Our results for the second quarter were in line with our internal expectations given the record-low snowfall last winter. We remain focused on the factors within our control and believe our results demonstrate our ability to successfully navigate uncertain demand environments and unprecedented low snowfall seasons. Despite the challenges we face, our efficient operations, flexible business model and focus on continuous improvement mean we are well prepared to manage through 2012.”

Balance Sheet and Liquidity

During the first six months of 2012, the Company recorded net cash used in operating activities of $17.0 million compared to net cash used in operating activities of $2.9 million in the same period last year. This increase was driven primarily by working capital changes, namely an $8.5 million increase in cash used by accrued expenses and other current liabilities, and a $4.2 million reduction in net income.

Inventory was $32.8 million at the end of the second quarter of 2012, an increase of $1.9 million compared to the second quarter of 2011.

Accounts receivable at the end of the second quarter of 2012 were $50.6 million, a decrease of $5.8 million compared to second quarter 2011.  The decrease in accounts receivable was driven by more customers paying cash in the second quarter of 2012 compared to second quarter 2011.

Dividend

As previously reported on June 8, 2012, Douglas Dynamics declared a quarterly cash dividend of $0.205 per share on the Company’s common stock. The declared $0.205 per share cash dividend was paid on June 29, 2012 to stockholders of record as of the close of business on June 19, 2012.

Outlook

Based on second quarter results and visibility into current business trends, the Company expects Adjusted EBITDA for fiscal 2012 to be in the range of $35.0 million to $45.0 million and net sales to range from $160 million to $190 million.  Earnings per share are expected to range from $0.55 per share to $0.79 per share. It is important to note that the Company’s outlook assumes that the economy will remain stable and that the average snowfall in the Company’s core markets will return to historical levels.   If economic conditions worsen and/or snowfall reaches new historic lows, the Company’s Adjusted EBITDA, net sales, and earnings per share for the full year could fall below the projected ranges.

Mr. Janik noted, “Second quarter results were definitely a positive start to the pre-season sales period and, assuming we have a more normal snowfall in the fourth quarter, we expect our results for 2012 will be in line with our narrowed guidance. We remain cautious regarding retail demand as we anticipate the negative effects of weather could impact end user demand this year. However, distributor sentiment appears to remain positive and truck sales continue to improve year-over-year. We believe that these positive indicators, coupled with the long-term pent up demand for our products, should offset some of the negative impact from the low snowfall levels over the past nine months.

Webcast Information

The Company will host an investor conference call on Tuesday, August 7, 2012 at 10:00 a.m. Central Daylight Time. The conference call will be available on the Internet through the Investor Relations section of the Company’s website at www.douglasdynamics.com.  To listen to the live call, please go to the website at least fifteen minutes early to register, download and install any necessary audio software.  For those who cannot listen to the live broadcast, an Internet replay will be available shortly after the call.

About Douglas Dynamics

Douglas Dynamics is the North American leader in the design, manufacture and sale of snow and ice control equipment for light trucks, which consists of snowplows and sand and salt spreaders, and related parts and accessories. The Company sells its products under the WESTERN®, FISHER® and BLIZZARD® brands which are among the most established and recognized in the industry. Additional press releases and investor relations information is available at www.douglasdynamics.com.

Use of Non-GAAP Financial Measures

This press release contains financial information calculated other than in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”).  These non-GAAP measures include:

•                  Adjusted net income;

•                  Adjusted earnings per diluted share; and

•                  Adjusted EBITDA

These non-GAAP disclosures should not be construed as an alternative to the reported results determined in accordance with GAAP.

Adjusted net income and Adjusted earnings per diluted share represents net income or earnings per share respectively, as determined under GAAP, excluding loss on extinguishment of debt, certain expenses incurred at the time of the Company’s secondary offerings in 2011 and costs incurred to pursue potential acquisitions in 2011 and 2012.  Adjusted EBITDA represents net income before interest, taxes, depreciation and amortization, as further adjusted for certain non-recurring charges consisting of legal and consulting fees, as well as management fees paid by the Company to affiliates of the Company’s former principal stockholders, stock based compensation, loss on extinguishment of debt and offering costs.

The Company uses, and believes its investors benefit from the presentation of, Adjusted EBITDA in evaluating the Company’s operating performance because Adjusted EBITDA provides the Company and its investors with additional tools to compare its operating performance on a consistent basis by removing the impact of certain items that management believes do not directly reflect the Company’s core operations. In addition, the Company believes that Adjusted EBITDA is useful to investors and other external users of its consolidated financial statements in evaluating the Company’s operating performance as compared to that of other companies, because it allows them to measure a company’s operating performance without regard to items such as interest expense, taxes, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets and liabilities, capital structure and the method by which assets were acquired. The Company’s management also uses Adjusted EBITDA for planning purposes, including the preparation of its annual operating budget and financial projections, and to evaluate the Company’s ability to make certain payments, including dividends, in compliance with its senior credit facilities, which is determined based on a calculation of “Consolidated Adjusted EBITDA” that is substantially similar to Adjusted EBITDA.

Management believes that the presentation of Adjusted net income and Adjusted earnings per diluted share for the three and six months ended June 30, 2012 and June 30, 2011 allows investors to make meaningful comparisons of the Company’s operating performance between periods and to view the Company’s business from the same perspective as management.  Because the excluded items are not predictable or consistent, management does not consider them when evaluating the Company’s performance or when making decisions regarding allocation of resources.

Consistent with Regulation G under the U.S. federal securities laws, the non-GAAP measures in this press release have been reconciled to the nearest GAAP measures, and this reconciliation is located under the headings “Reconciliation of Net Income to Adjusted Net Income” and “Net Income to Adjusted EBITDA Reconciliation” following the Consolidated Statements of Cash Flows included in this press release.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements include information relating to future events, future financial performance, strategies, expectations, competitive environment, regulation and availability of financial resources.  These statements are often identified by use of words such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will” and similar expressions and include references to assumptions and relate to our future prospects, developments and business strategies.  Such statements involve known and unknown risks, uncertainties and other factors that could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.  Factors that could cause or contribute to such differences include, but are not limited to, weather conditions, particularly lack of or reduced levels of snowfall and the timing of such snowfall, a significant decline in economic conditions or the speed of the economic recovery, our inability to maintain good relationships with our distributors,  lack of available or favorable financing options for our end-users or distributors, increases in the price of steel or other materials necessary for the production of our products that cannot be passed on to our distributors, increases in the price of fuel, the inability of our suppliers to meet our volume or quality requirements, inaccuracies in our estimates of future demand for our products, our inability to protect or continue to build our intellectual property portfolio, the effects of laws and regulations and their interpretations on our business and financial condition, our inability to develop new products or improve upon existing products in response to end-user needs, losses due to lawsuits arising out of personal injuries associated with our products, factors that could impact the future declaration and payment of dividends and our inability to compete effectively against competition, as well as those discussed in the section entitled “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2011.  You should not place undue reliance on these forward-looking statements.  The forward-looking statements in this release do not include the potential impact of any acquisitions that may be subsequently announced and/or completed.  In addition, the forward-looking statements in this release speak only as of the date hereof and we undertake no obligation, except as required by law, to update or release any revisions to any forward-looking statement, even if new information becomes available in the future.

Financial Statements

Douglas Dynamics, Inc.

Consolidated Balance Sheets

(In thousands)

	June 30,	December 31,
	2012	2011
	(unaudited)	(audited)

Assets
Current assets:
Cash and cash equivalents	$3,790	$39,432
Accounts receivable, net	50,613	34,019
Inventories	32,825	24,005
Deferred income taxes	4,960	4,952
Prepaid and other current assets	1,194	1,054
Total current assets	93,382	103,462

Property, plant, and equipment, net	20,874	21,340
Assets held for sale	1,732	1,732
Goodwill	107,222	107,222
Other intangible assets, net	119,146	121,747
Deferred financing costs, net	2,926	3,402
Other long-term assets	582	112
Total assets	$345,864	$359,017

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$4,513	$5,040
Accrued expenses and other current liabilities	13,034	16,105
Income taxes payable	36	395
Short term borrowings	2,000	—
Current portion of long-term debt	971	11,071
Total current liabilities	20,554	32,611

Retiree health benefit obligation	8,167	8,053
Pension obligation	13,949	14,163
Deferred income taxes	29,504	26,957
Deferred compensation	756	912
Long-term debt, less current portion	111,480	111,866
Other long-term liabilities	1,553	1,066

Total stockholders’ equity	159,901	163,389
Total liabilities and stockholders’ equity	$345,864	$359,017

Douglas Dynamics, Inc.

Consolidated Statements of Operations and Comprehensive Income

(In thousands, except per share data)

	Three Month Period Ended		Six Month Period Ended
	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011
	(unaudited)		(unaudited)

Net sales	$65,499	$71,557	$74,059	$95,047
Cost of sales	42,439	45,219	49,180	59,638
Gross profit	23,060	26,338	24,879	35,409

Selling, general, and administrative expense	5,707	6,760	10,337	12,687
Intangibles amortization	1,301	1,300	2,601	2,600

Income from operations	16,052	18,278	11,941	20,122

Interest expense, net	(2,178)	(2,142)	(4,223)	(4,347)
Loss on extinguishment of debt	—	(673)	—	(673)
Other expense, net	(155)	(74)	(233)	(187)
Income before taxes	13,719	15,389	7,485	14,915

Income tax expense	4,747	5,666	2,780	5,992

Net income	$8,972	$9,723	$4,705	$8,923
Less: Net income attributable to participating securities	94	114	32	110
Net income attributable to common shareholders	$8,878	$9,609	$4,673	$8,813

Weighted average number of common shares outstanding:
Basic	21,906,622	21,661,662	21,866,662	21,536,441
Diluted	21,962,098	21,768,385	21,985,974	21,667,544

Earnings per common share:
Basic	$0.41	$0.44	$0.21	$0.41
Diluted	$0.40	$0.44	$0.21	$0.41
Cash dividends declared and paid per share	$0.21	$0.20	$0.41	$0.77
Comprehensive income	$8,971	$9,659	$4,693	$8,859

Douglas Dynamics, Inc.

Consolidated Statements of Cash Flows

(In thousands)

	Six Month Period Ended
	June 30, 2012	June 30, 2011
	(unaudited)

Operating activities
Net income	$4,705	$8,923
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	4,003	4,102
Amortization of deferred financing costs and debt discount	565	342
Loss on extinguishment of debt	—	673
Stock-based compensation	906	746
Provision for losses on accounts receivable	227	408
Deferred income taxes	2,539	2,415
Changes in operating assets and liabilities:
Accounts receivable	(16,821)	(19,749)
Inventories	(8,820)	(7,424)
Prepaid and other assets and prepaid income taxes	(610)	300
Accounts payable	(527)	2,119
Accrued expenses and other current liabilities	(3,430)	5,064
Deferred compensation	(156)	(120)
Benefit obligations and other long-term liabilities	375	(666)
Net cash used in operating activities	(17,044)	(2,867)

Investing activities
Capital expenditures	(1,016)	(840)
Proceeds from sale of equipment	80	49
Net cash used in investing activities	(936)	(791)

Financing activities
Proceeds from exercise of stock options	—	1,277
Collection of stockholders’ notes receivable	—	482
Payments of financing costs	—	(3,454)
Dividends paid	(9,087)	(16,868)
Borrowing on long-term debt	—	123,750
Revolver borrowings	2,000	—
Repayment of long-term debt	(10,575)	(121,513)
Net cash used in financing activities	(17,662)	(16,326)
Change in cash and cash equivalents	(35,642)	(19,984)
Cash and cash equivalents at beginning of year	39,432	20,149
Cash and cash equivalents at end of quarter	$3,790	$165

Douglas Dynamics, Inc.

Net Income to Adjusted EBITDA reconciliation (unaudited)

(in thousands)

	Three month period ended June 30,		Six month period ended June 30,
	2012	2011	2012	2011

Net income	$8,972	$9,723	$4,705	$8,923

Interest expense - net	2,178	2,142	4,223	4,347
Income tax expense	4,747	5,666	2,780	5,992
Depreciation expense	701	754	1,402	1,502
Amortization	1,301	1,300	2,601	2,600
EBITDA	17,899	19,585	15,711	23,364

Management fees	—	9	—	26
Loss on extinguishment of debt	—	673	—	673
Stock based compensation	541	481	906	746
Offering costs	—	1,036	—	1,036
Other non-recurring charges (1)	1,110	122	1,122	124
Adjusted EBITDA	$19,550	$21,906	$17,739	$25,969

(1) - Reflects $1,110 and $122 of legal and consulting fees for the three months ended June 30, 2012 and 2011, respectively, and $1,122 and $124 for the six months ended June 30, 2012 and 2011, respectively.

Douglas Dynamics, Inc.

Reconciliation of Net Income to Adjusted Net Income

$ Millions, except share data

	Three months ended		Six months ended
	June 30,	June 30,	June 30,	June 30,
(in millions)	2012	2011	2012	2011
Net income - (GAAP)	$9.0	$9.7	$4.7	$8.9
Addback expenses, net of tax at 37.0% for 2012 and 2011:
-Loss on extinguishment of debt	—	0.4	—	0.4
- Offering costs	—	0.6	—	0.6
Adjusted net income - (Non-GAAP)	$9.0	$10.7	$4.7	$9.9

Average basic common shares	21,906,622	21,661,662	21,866,662	21,536,441
Average common shares assuming dilution	21,962,098	21,768,385	21,985,974	21,667,544

Adjusted earnings per common share - basic	$0.41	$0.49	$0.21	$0.46
Adjusted earnings per common share - dilutive	$0.40	$0.49	$0.21	$0.46